EXHIBIT 99.1

Filed by PB Bankshares, Inc.

Pursuant to Rule 425 under the Securities Act

of 1933 and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: PB Bankshares, Inc.

Commission File No.: 001-40612

Norwood Financial Corp Extends its Pennsylvania Presence with Strategic Acquisition of PB Bankshares, Inc. July 7, 2025 For Immediate Release

HONESDALE, PA. AND COATESVILLE, PA. -- Norwood Financial Corp (“Norwood Financial”) (NASDAQ: NWFL), headquartered in Honesdale, Pennsylvania, and PB Bankshares, Inc. (“Presence”) (NASDAQ: PBBK), headquartered in Coatesville, Pennsylvania, jointly announced today that both companies’ boards of directors have unanimously approved an agreement and plan of merger (the “Agreement”) pursuant to which Presence will merge with and into Norwood.

Norwood Financial is the bank holding company for Wayne Bank, which operates 30 banking offices in Pennsylvania and New York. As of March 31, 2025, Norwood Financial had consolidated assets of $2.4 billion. Presence is the bank holding company for Presence Bank, which operates four banking offices, one loan production office and one administration office in Central and Southeastern Pennsylvania. Presence had assets of $467 million as of March 31, 2025. In connection with the merger of the holding companies, Presence’s subsidiary, Presence Bank, will be merged into Wayne Bank. The combined company will have approximately $3.0 billion in assets and will be a premier Pennsylvania community bank operating in Northeastern and Southeastern Pennsylvania.

This strategic combination represents a substantial expansion of Norwood Financial’s geographic footprint into higher growth markets in Central and Southeastern Pennsylvania, while enhancing Presence Bank’s capacity to provide exceptional service and solutions to its existing customers in the markets it serves.

A joint announcement of the transaction was made today by James O. Donnelly, President, CEO and Director of Norwood Financial, and Janak M. Amin, President, CEO and Director of Presence. Mr. Donnelly stated, “I am very pleased to announce our merger with Presence Bank, a nearly 106-year-old institution which shares the same values, culture, and commitment to high quality customer service found at Wayne Bank.” He continued, “Presence is a growing and respected institution located within the most demographically attractive markets in Pennsylvania. Joining these institutions provides Wayne Bank with the opportunity to deepen Presence Bank’s relationships with its customers, given our broader product mix and larger balance sheet. We look forward to working with Janak and his team to improve the financial lives of the businesses and individuals operating in Presence Bank’s communities.”

“We are equally excited for this strategic partnership and the opportunity to gain market share in Central and Southeastern Pennsylvania” commented Mr. Amin who will be joining Wayne Bank as Executive Vice President and Chief Operating Officer upon closing of the transaction.  “We have admired the leadership of Jim and his team, the similar culture and values we share, and the reputation of Wayne Bank as a premier Pennsylvania-based community bank. This combination will provide our customers and communities with greater access to additional products and services. This will result in an enhanced customer experience for our commercial base and the opportunity to augment the retail portion of our business with their product set and consumer verticals.”

Under the terms of the merger agreement, 80% of Presence’s common shares will be converted into Norwood Financial common stock while the remaining 20% will be exchanged for cash. Presence’s shareholders will have the option to elect to receive either 0.7850 shares of Norwood Financial common stock or $19.75 in cash for each common share of Presence they own. The election is subject to proration to ensure that, in the aggregate, 80% of the transaction consideration will be paid in the form of Norwood Financial common stock. All options to purchase Presence’s common stock will be cashed out upon completion of the merger. Based on the closing price $26.65 for Norwood Financial Common Stock on July 3, 2025, the transaction would have an aggregate value of approximately $54.9 million.  The purchase price reflects a multiple of 106.6% of Presence’s March 31, 2025, tangible book value and a 2.3% core deposit premium. Following completion of the transaction, Presence shareholders who elect to receive common stock share consideration will receive a quarterly cash dividend equal to approximately $0.24 per Norwood Financial share of common stock based on Norwood Financial’s current quarterly dividend of $0.31 per share of common stock. This dividend reflects a yield of 3.6% based on Norwood Financial’s closing price of $26.65 on July 3, 2025.

Holders of Presence’s common stock prior to the consummation of the merger will own approximately 14% of Norwood Financial’s common stock outstanding immediately following the completion of the merger. The merger is expected to be approximately 10% accretive to earnings per share in 2026, while resulting in 4.2% tangible book value dilution as of the closing date and a tangible book value earn back of 2.5 years.

The parties have agreed that two non-employee Presence Bank board members will be joining the Norwood Financial and Wayne Bank boards, with one member joining for a term of two years and the other joining for three years. Selected Presence executives, including Mr. Amin, are expected to sign employment agreements and intend to continue employment with Norwood Financial moving forward.

The merger is subject to the satisfaction of customary closing conditions, including receipt of customary regulatory approvals and approval by Presence’s shareholders. It is expected that the transaction will close in either late 4th quarter of 2025 or early 1st quarter of 2026.

Janney Montgomery Scott LLC is serving as financial advisor and rendered a fairness opinion to Norwood Financial and Jones Walker LLP, Washington, DC, and Meeks Butera & Israel PLLC are serving as Norwood Financial’s legal counsel. Stephens Inc. is serving as financial advisor and rendered a fairness opinion to Presence and Barley Snyder LLP is serving as Presence’s legal counsel.

About Norwood Financial Corp

Norwood Financial Corp, through its subsidiary, Wayne Bank operates sixteen offices in Northeastern Pennsylvania and fourteen offices in Delaware, Sullivan, Ontario, Otsego and Yates Counties, New York. As of March 31, 2025, Norwood Financial had total assets of $2.4 billion, loans outstanding of $1.8 billion, total deposits of $2.0 billion and total equity capital of $221 million. The Company’s stock is traded on the Nasdaq Global Market under the symbol “NWFL”.

About PB Bankshares, Inc.

PB Bankshares, Inc. is the holding company for Presence Bank. Presence Bank was founded in 1919 and currently operates four banking offices and one loan production office in Chester, Lancaster and Dauphin Counties, Pennsylvania.

Cautionary Notes on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Norwood Financial and Presence, including anticipated future results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Norwood Financial and Presence's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the businesses of Norwood Financial and Presence may not be combined successfully, or such combination may take longer than expected; the cost savings from the merger may not be fully realized or may take longer than expected; operating costs, customer loss and business disruption following the merger may be greater than expected; governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger or otherwise; the stockholders of Presence may fail to approve the merger; the interest rate environment may further compress margins and adversely affect new interest income; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Norwood Financial’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the "SEC") and available at the SEC's website at www.sec.gov. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Norwood Financial or Presence or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Norwood Financial and Presence do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

Additional Information about the Proposed Transaction

Norwood Financial intends to file with the SEC a Registration Statement on Form S-4 relating to the proposed merger, which will include a prospectus for the offer and sale of Norwood Financial common stock as well as the proxy statement of Presence for the solicitation of proxies from its shareholders for use at the meeting at which the merger will be considered. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF PRESENCE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the registration statement, including the proxy statement/prospectus (when it becomes available) and other relevant documents filed by Norwood Financial with the SEC, without charge, at the SEC’s website at www.sec.gov. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Norwood Financial Corp, 717 Main Street, Honesdale, Pennsylvania 18431, attention: John M. McCaffery (570) 253-1455, or PB Bankshares, Inc., 185 East Lincoln Highway, Coatesville, Pennsylvania 19320, attention: Mackenzie Jackson, Corporate Secretary, (610) 384-8282.

Norwood Financial, Presence and their respective directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from shareholders of Presence in connection with the proposed merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in the proxy statement/prospectus relating to the Transaction. Information concerning Norwood Financial’s directors and executive officers, including their ownership of Norwood Financial common stock, is set forth in its proxy statement previously filed with the SEC on March 18, 2025.  Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. You may obtain free copies of these documents from Norwood Financial or Presence using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

For more Information please contact:

Norwood Financial Corp.

John M. McCaffery
EVP & Chief Financial Officer
(570) 253-1455

PB Bankshares, Inc.

Janak M. Amin

President & CEO

(610) 384-8282